EXHIBIT 99.2

ASSETS
Property, Plant and Equipment	$137,312
Less Accumulated Depreciation	(30,577)
106,735
Construction Work in Process	5,996
Property, Plant and Equipment, net	112,731

Current Assets:
Cash	2
Intercompany Receivable	16,037
Accounts Receivable, net	3,248
Materials and Supplies	1,103
Prepaid Expenses	397
Total Current Assets	20,787

Deferred Charges and Other Assets	8,331

TOTAL ASSETS	$141,849

SHAREHOLDERS' EQUITY AND LIABILITIES

Total Shareholders' Equity, Net	40,424

Bonds, notes and mortgages	51,122

Current Liabilities:
Current Portion Long-term Debt	6,637
Accounts Payable and Accruals	2,827
Customer Deposits and Other	161
Total Current Liabilities	9,625

Deferred Credits and Other Reserves:
Other Long-term Liabilities	3,285
Accrued Liability Pension	2,407
Unamortized Investment Tax Credits	826
Deferred Income Taxes	10,635
Regulatory Liability	897
Contributions in Aid of Construction	22,628
Total Deferred Credits and Other reserves	40,678

TOTAL SHAREHOLDERS' EQUITY AND LIABILITIES	$141,849